UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Virtus Investment Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3962811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Financial Plaza Hartford, CT	06103
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Virtus Investment Partners, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.01 per share (the “Common Stock”), from The Nasdaq Stock Market LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Registrant expects the listing and trading of its Common Stock on Nasdaq to cease at the close of trading on January 16, 2024 and that trading will begin on the NYSE at market open on January 17, 2024.

Item 1. Description of Registrant’s Securities to be Registered

The description of the Registrant’s Common Stock included in Exhibit 4.1 is incorporated herein by reference.

Item 2. Exhibits

Other than to update the description of the Registrant’s Common Stock as set forth in Exhibit 4.1 hereto, pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no other exhibits are required to be filed as part of this Registration Statement because no other securities of the Registrant are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Exhibit No.	Description

4.1	Description of Registrant’s Common Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 12, 2024	VIRTUS INVESTMENT PARTNERS, INC.

	By:	/s/ Andra C. Purkalitis
Andra C. Purkalitis
Executive Vice President and Chief Legal Officer